UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of

the Securities Exchange Act of 1934

(Amendment No.     )

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PEAK INTERNATIONAL LIMITED

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PEAK INTERNATIONAL LIMITED

Flat E & F, 19/F., CDW Building

388 Castle Peak Road, Tsuen Wan

New Territories, Hong Kong

(852) 3193-6000

July 28, 2006

Dear Shareholder:

You are cordially invited to attend the Annual General Meeting of Peak International Limited (the “Company”) to be held on Thursday, September 7, 2006, 11:00 a.m. local time, at the Company’s California offices at 38507 Cherry Street, Unit G, Newark, California 94560.

Details of the business to be transacted at the meeting can be found in the accompanying Notice of Annual General Meeting and Proxy Statement. The Annual Report for the fiscal year ended March 31, 2006 on Form 10-K is also enclosed.

A shareholder entitled to attend and vote at the meeting is entitled to appoint a proxy to attend and vote in his or her place. A proxy need not be a shareholder of the Company. We hope you are planning to attend the meeting personally and we look forward to meeting you. However, the vote of each shareholder is of utmost importance and we kindly request that you complete, date and sign your proxy card and return it to us promptly in the enclosed envelope, whether or not you currently plan to attend the meeting. Your proxy must be received by the Company’s transfer agent, Mellon Investor Services, at least 24 hours before the time of the meeting. Completing and returning the enclosed form of proxy will not preclude you from attending and voting in person at the meeting. You may revoke your proxy at any time before it is voted by giving written notice to the undersigned, by filing a properly executed proxy bearing a later date, or by voting in person at the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

On behalf of the Board of Directors and the management of Peak International Limited, I would like to extend our appreciation for your continued support.

Sincerely yours,

/s/ Dean Personne

Dean Personne

President and Chief Executive Officer

PEAK INTERNATIONAL LIMITED

Flat E & F, 19/F., CDW Building

388 Castle Peak Road, Tsuen Wan

New Territories, Hong Kong

(852) 3193-6000

NOTICE OF ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD SEPTEMBER 7, 2006

NOTICE IS HEREBY GIVEN that the Annual General Meeting of Shareholders of Peak International Limited, a Bermuda corporation with limited liability (the “Company”) will be held at the Company’s California offices located at 38507 Cherry Street, Unit G, Newark, California 94560, on Thursday, September 7, 2006, at 11:00 a.m. local time for the following purposes:

1. To elect three directors to the Company’s Board of Directors;

2. To authorize the Board of Directors to fix the remuneration of the directors of the Company;

3. To ratify the appointment of BDO McCabe Lo Limited as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2007;

4. To authorize the Board of Directors to fix the remuneration of the independent registered public accounting firm for the fiscal year ending March 31, 2007; and

5. To transact any other business that may properly be brought before the meeting or any adjournment or postponement thereof.

The shareholders on the Register of Members at the close of business on August 1, 2006 are entitled to notice of, and to vote at, the Annual General Meeting and all postponements or adjournments thereof. Shareholders who have purchased shares since that date should obtain a proxy from the person from whom they bought their shares. To be valid, a form of proxy for the meeting, together with the power of attorney or other authority (if any) under which it is signed (or a certified copy thereof) must be deposited with the Company’s transfer agent, Mellon Investor Services, Proxy Processing, P.O. Box 1680, Manchester, CT 06045-9986 at least 24 hours before the time of the Annual General Meeting.

We look forward to seeing you at the meeting.

By Order of the Board of Directors,

/s/ Ronald Tan
Ronald Tan Assistant Secretary

July 28, 2006

Hong Kong

YOUR VOTE IS IMPORTANT NO MATTER HOW MANY SHARES YOU OWN ON THE RECORD DATE.

PLEASE COMPLETE, SIGN, DATE, AND RETURN PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED POSTAGE PREPAID ENVELOPE, WHETHER OR NOT YOU PLAN TO ATTEND THE ANNUAL GENERAL MEETING.

PEAK INTERNATIONAL LIMITED

Flat E & F, 19/F., CDW Building

388 Castle Peak Road, Tsuen Wan

New Territories, Hong Kong

(852) 3193-6000

PROXY STATEMENT

ANNUAL GENERAL MEETING OF SHAREHOLDERS

TO BE HELD ON SEPTEMBER 7, 2006

INFORMATION CONCERNING SOLICITATION AND VOTING

General

The enclosed proxy accompanying this Proxy Statement is solicited by and on behalf of the Board of Directors of Peak International Limited, a Bermuda corporation (which we will refer to as the “Company” or “Peak” throughout this Proxy Statement) for use at the 2006 Annual General Meeting of Shareholders of the Company to be held on September 7, 2006, 11:00 a.m. local time, at the Company’s California offices located at 38507 Cherry Street, Unit G, Newark, California 94560, and any postponement or any adjournment thereof (the “Annual General Meeting”).

We intend to mail this proxy statement on or about August 11, 2006 to all shareholders entitled to notice of and vote at the meeting (the “Shareholders” or, individually, a “Shareholder”).

The Company will pay the cost of soliciting proxies, including expenses incurred by brokerage firms and other representatives of beneficial owners in forwarding solicitation materials to beneficial owners. Directors, officers and regular employees may solicit proxies, either personally or by fax or telephone, on behalf of the Company, without additional compensation.

The Company will provide copies of exhibits to the Annual Report on Form 10-K to any requesting Shareholder upon payment of a reasonable fee and upon request of the Shareholder made in writing to Peak International Limited, Flat E & F, 19/F., CDW Building, 388 Castle Peak Road, Tsuen Wan, New Territories, Hong Kong, Attn: Ronald Tan, Assistant Secretary. The request must include a representation by the shareholder that, as of August 1, 2006, the Shareholder was entitled to vote at the Annual General Meeting.

Who Can Vote

Pursuant to Bye-law 45 of the Company’s Bye-laws, the Board of Directors has set August 1, 2006 (5:00 p.m. Eastern Daylight Time) as the record date for the meeting (which we will refer to as the “Record Date” throughout this Proxy Statement). Only Shareholders whose names and addresses appear in the Register of Members on that date will be entitled to receive notice of and attend and vote at the meeting. The only outstanding class of voting securities of the Company is its common stock, par value $0.01 per share (the “Shares”). Each Share is entitled to one vote. There were 12,420,389 Shares outstanding as of the close of business on July 13, 2006.

How You Can Vote

You may vote your shares at the Annual General Meeting either in person or by proxy. To vote by proxy, you should mark, date, sign and mail the enclosed proxy in the prepaid envelope. Giving a proxy will not affect your right to vote your shares if you attend the Annual General Meeting and want to vote in person. Shares represented by the proxies received in response to this solicitation, and not properly revoked, will be voted at the Annual General Meeting in accordance with the instructions on the proxy. On matters coming before the Annual General Meeting for which a Shareholder specifies a choice on the proxy card, the shares will be voted accordingly. If you sign your Proxy Card with no further instructions, you will appoint the Chairman of the Annual General Meeting as your proxy to vote your shares, your shares will be counted as a vote “FOR” approval of the proposals referred to in Items 1, 2, 3 and 4 in the Notice of Annual General Meeting and described in this Proxy Statement.

Shares held directly in your name as the shareholder of record may be voted in person at the meeting. If you choose to attend the meeting, please bring the enclosed Proxy Card or proof of identification to the meeting. If you hold your shares in a brokerage account in the broker’s name (“street name”), you must request a legal proxy from your stockbroker in order to vote at the meeting.

Revocability of Proxies

A Shareholder who gives a proxy may revoke it at any time prior to its exercise by filing with the President of the Company a written revocation or a duly executed proxy bearing a later date. The proxy may also be revoked if the Shareholder attends the meeting and elects to vote in person. A Shareholder who is the holder of two or more Shares may appoint more than one proxy to represent him/her and vote on his/her behalf at the meeting.

Required Vote

On a show of hands, every Shareholder present in person or by proxy shall be entitled to one vote and on a poll, every Shareholder present or by proxy shall be entitled to one vote per fully paid share. The proposals below shall be decided on a show of hands unless a poll is demanded. You may vote “FOR,” “AGAINST” or “ABSTAIN” on the proposals submitted for Shareholder approval at the Annual General Meeting. The proposals submitted for Shareholder approval at the Annual General Meeting will be decided by the affirmative vote of the majority of the shares present in person or represented by proxy at the Annual General Meeting and entitled to vote on such proposal. Abstentions with respect to any proposal are treated as shares present or represented and entitled to vote on that proposal, and thus will have the same effect as a vote against a proposal.

If you just sign your Proxy Card with no further instructions, your shares will be counted as a vote “FOR” approval of the proposals referred to in Items 1, 2, 3 and 4 in the Notice of Annual General Meeting and described in this Proxy Statement.

Quorum; Abstentions; Broker Non-votes

Two (2) Shareholders entitled to vote and present in person or by proxy representing not less than one-third in nominal value of the total issued voting Shares of the Company will constitute a quorum for the transaction of business at the meeting. Abstentions and broker “non-votes” are counted for purposes of establishing a quorum. A broker “non-vote” occurs when a nominee (such as a broker) holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power for that particular matter and has not received instructions from the beneficial owner. Abstentions and broker “non-votes” will not affect the voting results, although they will have the practical effect of reducing the number of affirmative votes required to achieve a majority by reducing the total number of shares from which the majority is calculated.

Audited Financial Statements

Under the Company’s Bye-laws and Bermuda law, audited financial statements must be presented to Shareholders at an annual general meeting of Shareholders. To fulfill this requirement, we will present at the Annual General Meeting audited consolidated financial statements for the fiscal year ended March 31, 2006. Copies of those financial statements are included in our Annual Report on Form 10-K, which will be mailed to Shareholders together with this Proxy Statement. Representatives of BDO McCabe Lo Limited, our independent registered public accounting firm, are not expected to be present at the meeting. These statements have been approved by the Company’s Board of Directors and the Audit Committee of the Board of Directors. There is no requirement under Bermuda law that such statements be approved by the Shareholders, and no such approval will be sought at the meeting.

IMPORTANT

PLEASE MARK, SIGN AND DATE THE ENCLOSED PROXY AND RETURN IT AT YOUR EARLIEST CONVENIENCE IN THE ENCLOSED POSTAGE-PREPAID RETURN ENVELOPE SO THAT, WHETHER YOU INTEND TO BE PRESENT AT THE ANNUAL GENERAL MEETING OR NOT, YOUR SHARES CAN BE VOTED. THIS WILL NOT LIMIT YOUR RIGHTS TO ATTEND OR VOTE AT THE ANNUAL GENERAL MEETING.

PROPOSAL NO. 1

ELECTION OF DIRECTOR

The Company’s Board of Directors currently has five (5) members. Pursuant to Bye-law 87 of the Company’s Bye-laws, at each annual general meeting, one-third of the directors for the time being (or, if their number is not a multiple of three, the number nearest to but not greater than one-third) must retire from office by rotation. The Chairman of the Board is not, while holding such office, subject to retirement by rotation or taken into account in determining the number of directors to retire each year. A retiring director is eligible for re-election. The directors to retire by rotation include (so far as necessary to ascertain the number of directors to retire by rotation) any director who wishes to retire and will not stand for re-election. Any further directors to retire are those subject to retirement by rotation who have been longest in office since their last re-election or appointment. As between persons who became or were last re-elected directors on the same day, those to retire will (unless they otherwise agree among themselves) be determined by lot.

Any director appointed by the Board of Directors to fill a casual vacancy on the Board pursuant to Bye-law 86(2) will hold office until the next following general meeting of the Company and will then be eligible for re-election at the meeting. Any director appointed pursuant to Bye-law 86(2) must not be taken into account in determining which particular director or the number of directors who are to retire by rotation.

Nominees

A majority of the directors that are considered “independent” under the listing standards of the Nasdaq Stock Market and the rules of the Securities and Exchange Commission has recommended and the Board of Directors has nominated and recommends the election of Dean Personne and Russell Silvestri, who were appointed to the Board on April 3, 2006 and October 14, 2005, respectively, and Douglas Broyles, who is being re-nominated for election to another term as director. Messrs Personne’s, Silvestri’s and Broyles’ age, business background and tenure as a director of the Company are set forth under “Directors and Executive Officers” below. Messrs Personne, Silvestri and Broyles will be elected to serve until their successors are elected and qualified. If, at the time of the meeting, any of them should be unable or decline to serve, the discretionary authority provided in the proxy will be exercised to vote for a substitute recommended by a majority of the directors that are independent and chosen by the Board of Directors. Mr. Personne, Mr. Silvestri and Mr. Broyles have each consented to serve, if elected, and the Company has no reason to believe that any substitute nominee will be required.

Required Vote

The three nominees receiving the highest number of affirmative votes of the Shares present at the Annual General Meeting in person or by proxy and entitled to vote shall be elected as directors.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE NOMINEES SET FORTH ABOVE.

DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth certain information with respect to the directors and executive officers of the Company.

Name	Age	Position
Mr. Dean Personne	62	President, Chief Executive Officer, and Director

Mr. Douglas Broyles(1)(2)(3)	64	Director

Mr. Thomas Gimple(1)(2)(3)	44	Director

Ms. Christine Russell(1)(2)(3)	56	Director

Mr. Russell Silvestri	44	Director

Mr. John Supan	56	Interim Chief Financial Officer

Mr. Michael Bingham	63	Senior Vice President, Sales

Ms. Mary Chow	47	Vice President, Supply Chain Management

Mr. Splendid Zuo	36	Vice President, General Manager of Peak Plastic & Metal Products (International) Limited

(1)	Member of the Audit Committee.
(2)	Member of the Compensation and Stock Option Committee.
(3)	Member of the Nominating Committee.

Mr. Dean Personne has served as our Chief Executive Officer and as a member of our Board of Directors since April 2006. Mr. Personne joined the Company in February 2005 as President and Chief Operating Officer. Prior to that, Mr. Personne was self-employed as a management consultant. From August 2000 until November 2001, Mr. Personne served as Chief Executive Officer of Novus Packaging Corporation, a manufacturer of plastic packaging materials. From 1995 to 1999, Mr. Personne served as President and Chief Operating Officer of ASAT Limited, a Hong Kong company engaged in the back end assembly of semiconductors. Mr. Personne has bachelor and master degrees in business administration from Wichita State University, Wichita, Kansas.

Mr. Douglas Broyles has served as a member of our Board of Directors since May 1999. Since June 2000, Mr. Broyles has served as a general partner of Huntington Ventures, a venture capital firm. From 1996 to March 2000, Mr. Broyles served as president and chief executive officer of Avalon Data, a wireless data communications design and manufacturing company. Prior to that, he was a partner for ten years with Glenwood Management, a venture capital firm based in Menlo Park, California. Mr. Broyles has been a member of the board of directors of NetLogic Microsystems, Inc. since 1999.

Mr. Thomas Gimple has served as a member of our Board of Directors since February 2003. Since June 2003, Mr. Gimple has served as chief executive officer and president of Geneva Woods Healthcare Services, a health care services company. From November 1996 to December 2002, Mr. Gimple served as chief executive officer of Tickets.com, an internet entertainment ticket provider. Mr. Gimple holds a bachelor degree in business administration from the University of Southern California.

Ms. Christine Russell has served as a member of our Board of Directors since March 2000. Since June 2006, Ms. Russell has served as Chief Financial Officer of Virage Logic Corporation, a technology and market leader in providing advanced embedded memory intellectual property for the design of complex integrated circuits. Prior to that, from April 2005, Ms. Russell served as Chief Financial Officer of OuterBay Technologies, a database archiving company, which was sold to Hewlett-Packard in February 2006. From 2003 to 2005, Ms. Russell served as Chief Financial Officer of Ceva, Inc., a company that provides digital signal processing cores for the wireless and multimedia markets. From 1997 to 2003, Ms. Russell served as Chief Financial Officer of Persistence Software, a company that provides distributed data management software. She is a graduate of the University of Santa Clara and has a master degree in business administration in finance. Ms. Russell has been a member of the board of directors of Quick Logic, Inc. since June 2005.

Mr. Russell Silvestri has served as a member of our Board of Directors since October 2005. Mr. Silvestri is a managing director of SKIRITAI Capital LLC, the investment manager for the Leonidas Opportunity Fund. Prior to forming SKIRITAI Capital LLC in June 2002, Mr. Silvestri was a managing and founding partner of Focus Capital LLC. Mr. Silvestri worked with Robertson Stephens & Company from 1989 to 1999 serving as a managing director from 1995. Mr. Silvestri represented the United States on the 1988 and 2000 Olympic teams for Sailing. Mr. Silvestri has been a member of the board of directors of Three Five Systems, Inc. since October 2005.

Mr. John Supan has served as our Interim Chief Financial Officer since May 2006. Mr. Supan has been serving as a principal with Financial Leadership Group, LLC since November of 2005. Financial Leadership Group, LLC is a firm specializing in providing CFO-level services to both private and public companies. From the beginning of 2003 to 2005, Mr. Supan was Chief Financial Officer for Fast Track Systems, a company providing clinical trial software and data solutions to the pharmaceutical industry. From 2000 to 2002, Mr. Supan was Chief Financial Officer for Argonaut Technologies, Inc., a drug development instrumentation company. Earlier in his career, Mr. Supan was a partner with Ernst & Young, LLP.

Mr. Michael Bingham has served as our Senior Vice President of Sales since April 2006. Mr. Bingham served as Vice President of Sales of ILM, Inc. in Hayward, California from 2004 to early 2006. ILM provides aluminum and plastic components for the medical instrument industry, and supplies vacuum chambers to the Silicon Valley’s chip manufacturers. From 1989 to 2003, Mr. Bingham served as General Manager at Hitech Die Casting, Inc. in Livermore, California. Hitech provides plastic injection molding and die casting products and services to customers in a wide variety of industries including high technology companies in the Silicon Valley and medical and commercial product producers throughout the western United States. Earlier in his career, Mr. Bingham was the Vice President of Component Manufacturing at Seagate Technology, Inc.

Ms. Mary Chow has served as our Vice President of Supply Chain Management since May 2006. Prior to that, from September 2003, Ms. Chow initially served as Director of Human Resources and later served as Director of Customer Service at Merix Corporation, a global supplier of advanced technology and time critical printed circuit boards to Original Equipment Manufacturers and Electronic Manufacturing Services providers. From July 1993 to March 2001, Ms. Chow held various positions, including Director of Human Resources, Director of Logistics and Materials Control, and Director of Customer Service, at QPL International Holdings Limited, a global supplier of leadframes for the semiconductor industry. Ms. Chow has extensive experience in Customer Service, Logistics, Inventory Management, Information Technology, and Human Resource Management. She has a Bachelor of Science and a Master in Business Administration from Case Western Reserve University.

Mr. Splendid Zuo has served as Vice President, General Manager of our principal operating subsidiary, Peak Plastic & Metal Products (International) Limited, since August 2005. Mr. Zuo graduated from Cheng Du Science & Technology University with a major in polymer and molding design, and holds an MBA from Massey University, New Zealand. Mr. Zuo joined Peak in 1994 as a qualification engineer and since then has held increasingly more responsible positions, including Manager of Process Engineering and Vice President of Engineering.

There are no family relationships between any directors or executive officers of the Company.

Code of Ethics

Peak has adopted a code of ethics that applies to all Peak employees, including Peak’s principal executive officer, its principal financial officer, its principal accounting officer, and persons performing similar functions. This code of ethics is available free of charge on the Peak public website (www.peakf.com) on the investor relations webpage. Future amendments or waivers relating from the provisions of the code of ethics to our Chief Executive Officer or Chief Financial Officer that requires disclosure under applicable SEC rules will be disclosed on the webpage referenced in this paragraph within five (5) business days following the date of such amendment or waiver.

INFORMATION ABOUT THE BOARD OF DIRECTORS AND COMMITTEES OF THE BOARD

The Board of Directors held three regular meetings, five special meetings, and acted by written consent four times during the last fiscal year. The Board has four committees: the Audit Committee, the Compensation and Stock Option Committee, the Stock Option Management Committee, and the Nominating Committee which was formed in May 2005. The Compensation and Stock Option Committee met once during the fiscal year ended March 31, 2006. The Stock Option Management Committee, pursuant to authority granted by the Compensation and Stock Option Committee, acted three times by written consent. The Audit Committee met four times during the fiscal year and once acted by written consent. Each director has attended at least 75% of the aggregate of all Board meetings and meetings of the committees of which he or she is a member. In 2005, four of our five directors serving on the Board attended the Company’s Annual General Meeting of Shareholders. The Company does not have a policy on director attendance at the Company’s annual general meetings.

The Board of Directors formed the Compensation Committee and the Audit Committee in February 1997. The Board has determined that each director who serves on these committees is “independent,” as that term is defined by applicable listing standards of the Nasdaq Stock Market and Securities and Exchange Commission rules. The Board has approved a charter for both of these committees that can be found on the Company’s website under the Investor Relations link. A copy of the Company’s Audit Committee charter was also included as Appendix A to the proxy statement for our 2005 annual general meeting of shareholders. The Board of Directors established a formal Nominating Committee in May 2005 and has determined that each committee member is “independent.” Prior to the formation of the Nominating Committee, the Board had the independent directors (based on the Nasdaq definition of independence) on the Board make recommendations to the full Board regarding candidates for nomination and the size and composition of the Board. The members of the Nominating Committee are Douglas Broyles, Thomas Gimple and Christine Russell. The Chairman of the Nominating Committee is Thomas Gimple.

The role of the Compensation Committee is to make recommendations to the Board of Directors relating to salaries and other compensation for the Company’s directors, officers and employees and to administer the employee share option and stock purchase plans. The Committee was subsequently renamed as the Compensation and Stock Option Committee and is composed of directors Douglas Broyles, Thomas Gimple and Christine Russell. In July 2003, the Compensation and Stock Option Committee formed a Stock Option Management Committee, to which it delegated the authority to grant options to purchase shares of the Company’s Common Stock to non-executive employees up to a certain specified number. The members of the Stock Option Management Committee are appointed by the Compensation and Stock Option Committee and are appropriate executive officers of the Company.

The primary role of the Audit Committee is to review the results and scope of the annual audit and other services provided by the Company’s independent registered public accounting firm, to review and evaluate the Company’s internal financial reporting system and control functions, to monitor transactions between the Company and its directors, officers, employees and other related parties and to review other matters relating to the relationship of the Company with its auditors. It is not the duty of the Audit Committee to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate and are in accordance with generally accepted accounting principles. Management is responsible for preparing the Company’s financial statements, and the Company’s independent registered public accounting firm is responsible for auditing those financial statements. However, the Audit Committee does consult with management and the Company’s independent registered public accounting firm prior to the presentation of financial statements to Shareholders and, as appropriate, initiates inquiries into various aspects of the Company’s financial affairs. The Audit Committee also meets with the independent registered public accounting firm, with and without management present, to discuss their evaluations of the Company’s internal controls, the results of their examination(s) and the overall quality of the Company’s financial reporting. The members of the Audit Committee are independent directors Christine Russell, Douglas Broyles and Thomas Gimple.

Compensation of Directors

As amended in May 2004, during fiscal 2006, each director of the Company who is not an employee and is an independent director of the Company or its affiliates received an annual fee of $25,000 plus a fee of $1,000 for each Board meeting attended and $500 for each committee meeting attended. In addition, each such director was annually awarded a fully vested option to purchase 10,000 Shares at a purchase price determined on the date of grant in accordance with the applicable stock option plan. Each member of the Audit Committee was granted an additional fully vested option to purchase 5,000 Shares at a purchase price determined on the date of grant in accordance with the applicable stock option plan. The chairpersons of the Compensation and Stock Option Committee and the Audit Committee were granted an additional fully vested option to purchase 2,000 Shares and 3,000 Shares, respectively, at a purchase price determined on the date of grant in accordance with the applicable stock option plan. Chairpersons and directors who are also employees or are not independent directors of the Company or its affiliates receive no remuneration for serving as directors, but are reimbursed for all expenses incurred in connection with service as a member of the Board. The total number of Shares subject to options granted in any one year to any non-employee director shall not exceed an aggregate of 20,000 Shares. All independent directors who provide services to the Company or act to discharge their duties were paid $1,500 per day plus actual expenses.

Director Nominations

As described above, the Nominating Committee recommends nominees for election as directors to the full Board of Directors. The Nominating Committee will consider proposals for nomination from shareholders that are made in writing to the Company’s Secretary, that are timely received and that contain sufficient background information concerning the nominee to enable proper judgment to be made as to his or her qualifications. The Nominating Committee does not have a charter.

The Board of Directors and the Nominating Committee have as an objective that the Board’s membership be composed of experienced and dedicated individuals with a diversity of backgrounds, perspectives and skills. The Nominating Committee will recommend candidates for director based on their character, judgment, diversity of experience, business acumen, and ability to act on behalf of all shareholders. The Nominating Committee believes that a nominee for director must have the following specific, minimum qualifications: (i) experience, such as experience in management or accounting and finance, or industry and technology knowledge, that may be useful to the Company and the Board, (ii) high personal and professional ethics, and (iii) the willingness and ability to devote sufficient time to effectively carry out his or her duties as a director.

Other than the foregoing there are no stated minimum criteria for director nominees. The Company believes, however, that it is appropriate for at least one, and preferably multiple members of the Board, to meet the criteria for an “audit committee financial expert” as defined by the Securities and Exchange Commission, and that a majority of the members of the Board meet the definition of “independent director” under the rules of The Nasdaq Stock Market. The Company also believes that it is appropriate for certain key members of management to participate as members of the Board.

The Nominating Committee reviews annually the appropriate skills and characteristics required of Board members in the context of the current composition of the Board. Candidates considered for nomination to the Board may come from several sources, including current and former directors, professional search firms and shareholder nominations. Nominees for director are evaluated by the Nominating Committee, who may retain the services of a professional search firm to assist them in identifying or evaluating potential nominees.

Shareholder Communication with the Board of Directors

Shareholders may send communications to the Board or individual Board members to the principal executive offices of the Company, Flat E & F, 19/F., CDW Building, 388 Castle Peak Road, Tsuen Wan, New

Territories, Hong Kong, Attn: Ronald Tan, Assistant Secretary. You must include your name and address in the written communication and indicate whether you are a shareholder of the Company. The Company will compile all such communications and forward them to the appropriate director or directors based on the subject matter or to the individual director or directors to whom such communication is addressed.

Compensation Committee Interlocks and Insider Participation

During the fiscal year ended March 31, 2006, the Compensation and Stock Option Committee of the Board of Directors consisted of Mr. Broyles, Ms. Russell and Mr. Gimple. Neither Mr. Broyles, Ms. Russell nor Mr. Gimple is an officer or employee of the Company. No member of the Compensation and Stock Option Committee or executive officer of the Company has a relationship that would constitute an interlocking relationship with executive officers or directors of another entity.

Audit Committee Financial Expert

The Audit Committee of our Board of Directors contains at least one “audit committee financial expert.” The name of the Audit Committee financial expert is Christine Russell, and the Board of Directors has determined that she is “independent” as that term is defined in Item 7(d)(3)(iv) of Schedule 14A of the Securities and Exchange Act of 1934, as amended.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Mr. T. L. Li, Chairman of our Board of Directors until October 2001, through his beneficial ownership of all of the outstanding shares of Luckygold, owns approximately 8.9% of the Company. Mr. Li owns approximately 39% of the outstanding shares of QPL Holdings, a company incorporated under Bermuda law and listed on The Hong Kong Stock Exchange. QPL Holdings is a holding company of a group of semiconductor companies which includes QPL, QPL (U.S.) Inc. (f.k.a. Worltek International Limited) and Talent Focus Industries Limited and formerly included ASAT and Newport Wafer-Fab Limited. A portion of the Company’s sales have been made to companies controlled by Mr. Li, which include QPL and other subsidiaries of QPL Holdings and formerly included ASAT. The Company’s product sales to the subsidiaries of QPL Holdings in the year ended March 31, 2006 was only $157, which represented less than 0.01% of its net sales. QPL and ASAT are customers of the Company and may, from time to time, engage in transactions with the Company that are material to its results of operations.

The Company reviews related party transactions on an ongoing basis and utilizes the Audit Committee to review potential conflicts of interest where appropriate. The Company’s policy is to conduct transactions with its affiliates, including Mr. T. L. Li and the companies in QPL Holdings, on an arms-length basis.

PROPOSAL NO. 2

REMUNERATION OF DIRECTORS

The Board of Directors seeks Shareholder approval to authorize the Board of Directors to fix the remuneration of the directors with respect to their service to the Company as directors. Information regarding the remuneration paid to directors last year is set forth under “Information about the Board of Directors and Committees of the Board—Compensation of Directors” above.

Required Vote

Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE REMUNERATION FOR THE DIRECTORS.

EXECUTIVE COMPENSATION AND RELATED INFORMATION

The following Summary Compensation Table sets forth for fiscal 2006, 2005 and 2004 certain information with respect to the compensation of the Company’s Chief Executive Officer and the four other most highly compensated executive officers as of the end of the fiscal year ended March 31, 2006 (the “Named Executive Officers”).

Summary Compensation Table

		Annual Compensation				Long-Term Compensation	All Other Compensation ($)
	Year	Salary ($)	Bonus ($)	Other Compensation ($)		Securities Underlying Options/ SARs (#)
Calvin Reed(1)	2006	$450,000	$—	$1,350,000	(2)	—	$39,094	(3)
Former Chief Executive Officer	2005	450,000	—	—		—	14,397	(3)
	2004	450,000	—	—		—	—

Dean Personne(4)	2006	297,500	21,918	—		—	249	(3)
Chief Executive Officer and
former Chief Operating Officer

Jack Menache(5)	2006	250,000	—	250,000	(2)	—	31,876	(3)
Former VP and General Counsel	2005	250,000	—	—		—	7,835	(3)
	2004	250,000	—	—		—	—

Katie Fung(6)	2006	184,826	22,500	—		—	—
Former VP and Chief Financial Officer

Danny Tong(7)	2006	208,333	25,000	—		—	—
Former President, Peak Plastic &	2005	200,000	25,000	—		50,000	—
Metal Products (International)	2004	225,000	110,000	—		—	—
Limited

(1)	Effective March 31, 2006, the employment agreement between the Company and Mr. Calvin Reed, the Company’s former Chief Executive Officer, was terminated. On April 3, 2006, Mr. Calvin Reed, a former member of the Company’s Board of Directors, informed the Company that he would resign from the Board, effective immediately. In connection with Mr. Reed’s resignation from the Board, the Company agreed to pay the premiums for his and his wife’s medical benefits until December 31, 2007.
(2)	Represents cash payment pursuant to the terms of employment agreement in connection with the termination of employment.
(3)	Represents amounts paid for health care benefits available to the Company’s executive officers through March 31, 2006.
(4)	On March 31, 2006, Mr. Dean Personne, the Company’s former Chief Operating Officer, was appointed as the Company’s Chief Executive Officer.
(5)	Effective February 1, 2006, the employment agreement between the Company and Mr. Jack Menache, the Company’s former Vice President and General Counsel, was terminated. Mr. Menache has agreed to remain as Special Counsel to the Company, in connection of which the Company agreed to pay the premiums for his and his wife’s medical and other related benefits until June 9, 2008.
(6)	On May 1, 2006, Ms. Katie Fung stepped down as the Company’s Chief Financial Officer and became the Company’s Principal Accounting Officer. Effective June 30, 2006, the employment agreement between the Company and Ms. Katie Fung was terminated. Pursuant to the terms of her employment agreement, in connection with the termination of her employment, Ms. Fung was entitled to receive a cash payment of $90,000.
(7)	On March 23, 2006, Mr. Danny Tong resigned as the President of Peak Plastic & Metal Products (International) Limited, the Company’s wholly-owned subsidiary located in Hong Kong.

Stock Option Information

Options/SAR Grants in Last Fiscal Year

The following table sets forth information regarding stock options granted to the Named Executive Officers during the fiscal year ended March 31, 2006. The exercise price in all cases is equal to 100% of the fair market value of our Shares on the date of grant.

In addition, in accordance with the Securities and Exchange Commission rules, the table shows the hypothetical gains that would exist for these options if exercised at end of the option term. These gains are based on the assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted to their expiration date, and do not represent the Company’s estimates or projections of future stock prices. There can be no assurance that any of the values reflected in the table will be achieved. The gains shown are net of the option exercise price, but do not include deductions for taxes or other expenses associated with the exercise of the options or the sale of the underlying shares of stock. The actual value that an executive may realize, if any, will depend upon the difference between the market price of our Shares and the exercise price of the option on the date the option is exercised.

	Individual Grants(1)				Potential Realized Value at Assumed Annual Rates of Share Price Appreciation for Option Term
	Number of Securities Underlying Options/SARs Granted (#)	Percent of Total Options/SARs Granted(2)	Exercise Price ($/Share)	Expiration Date
Name					5% ($)	10% ($)
Calvin Reed	—	—%	$—	—	$—	$—
Dean Personne	150,000	31.0	3.410	7/17/09	110,231	237,387
Dean Personne	150,000	31.0	3.345	2/28/10	108,130	232,862
Jack Menache	—	—	—	—	—	—
Katie Fung	50,000	10.3	3.410	7/17/09	36,744	79,129
Danny Tong	—	—	—	—	—	—

(1)	All options were granted under the Company’s 1997 and 1998 Share Option Plans. Unless otherwise noted, the options vest quarterly over a three-year period from the grant date. The options have a term of four years, subject to earlier termination if the officer leaves the Company. Vesting of the options is subject to acceleration under the circumstances described under “Employment Contracts, Termination of Employment and Change-in-Control Arrangements.”
(2)	Based on a total of 484,000 options granted to employees in fiscal 2006.

Aggregated Option/SAR Exercises in Last Fiscal Year

And Fiscal Year-End Option/SAR Values

The following table shows information about option exercises by the Named Executive Officers during the fiscal year ending March 31, 2006, and the value of unexercised options at March 31, 2006. Value at fiscal year end is measured as the difference between the exercise price and fair market value on March 31, 2006, which was $2.83.

Name	Shares Acquired on Exercise (#)	Value Realized ($)	Number of Securities Underlying Unexercised Options/SARS at Fiscal Year End (#)		Value of Unexercised In-the-money Options/SARS at Fiscal Year End ($)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Calvin Reed	—	—	570,500	—	$—	$—
Dean Personne	—	—	37,500	262,500	—	—
Jack Menache	—	—	253,000	—	—	—
Katie Fung	—	—	47,916	52,084	—	—
Danny Tong	—	—	93,110	20,833	—	—

Employment Contracts, Termination of Employment and Change-in-Control Arrangements

Effective February 1, 2006, the employment agreement between the Company and Mr. Jack Menache, the Company’s former Vice President and General Counsel, was terminated. Pursuant to the terms of his employment agreement, in connection with the termination of his employment, Mr. Menache was entitled to receive a cash payment of $250,000. Mr. Menache has agreed to remain as Special Counsel to the Company, in connection of which the Company agreed to pay the premiums for his and his wife’s medical and other related benefits until June 9, 2008.

On March 23, 2006, Mr. Danny Tong resigned as the President of Peak Plastic & Metal Products (International) Limited, the Company’s wholly-owned subsidiary located in Hong Kong.

Effective March 31, 2006, the employment agreement between the Company and Mr. Calvin Reed, the Company’s former Chief Executive Officer, was terminated. Pursuant to the terms of his employment agreement, in connection with the termination of his employment, Mr. Reed was entitled to receive a cash payment of $1,350,000.

On March 31, 2006, Mr. Dean Personne, the Company’s former Chief Operating Officer, was appointed as the Company’s Chief Executive Officer. Mr. Personne has an employment agreement with the Company pursuant to which Mr. Personne will be paid a salary of $25,000 per month and will be eligible for a bonus of up to one month’s salary if he is still employed by the Company at the time year end bonuses are paid to Company employees. In addition, the Company will reimburse Mr. Personne for reasonable housing expenses while living in Hong Kong, in an amount not to exceed $11,000 per month. Effective April 1, 2006, the employment agreement between the Company and Mr. Dean Personne was amended to reflect Mr. Personne’s appointment to Chief Executive Officer of the Company. The employment agreement, as amended, also provides for a lump-sum severance payment in an amount equal to the greater of (a) $450,000 or (b) 18 months base salary and unused vacation pay, and the vesting of all stock options which would have vested within 18 months of the date of termination, with such options remaining exercisable for one year. Mr. Personne shall not be eligible to receive the severance payment in the event that his employment is terminated (1) as a result of his conviction of a felony involving dishonesty, (2) by the Company for good cause, (3) as a result of a material breach of his employment agreement, (4) as a result of his death or disability, or (5) as a result of his own resignation, unless such resignation was a result of a reduction by the Company of Mr. Personne’s base salary to less than $300,000 per year. If Mr. Personne is terminated without good cause or resigns as a result of a reduction in base salary and such termination or resignation occurs in anticipation of or within two years following a change in control or liquidation of the Company, in addition to a severance package as described above, all stock options held by Mr. Personne shall immediately vest in full and remain exercisable for a period of one year. The employment agreement also contains standard provisions relating to confidentiality and restrictions on competitive activities and solicitation of Company employees and customers. Mr. Personne’s employment agreement was amended in July 2005 to remove reference of a specific termination date and to extend the term until such time as the employment agreement shall be otherwise terminated in accordance with its terms.

On April 3, 2006, Mr. Calvin Reed, a former member of the Company’s Board of Directors and former Chief Executive Officer, informed the Company that he would resign from the Board, effective immediately. In connection with Mr. Reed’s resignation from the Board, the Company agreed to pay the premiums for his and his wife’s medical benefits until December 31, 2007. The Board appointed Mr. Dean Personne, the Company’s newly appointed Chief Executive Officer, to fill the vacancy left by Mr. Reed.

Effective June 30, 2006, the employment agreement between the Company and Ms. Katie Fung, the Company’s former Principal Accounting Officer, was terminated. Pursuant to the terms of her employment agreement, in connection with the termination of her employment, Ms. Fung was entitled to receive a cash payment of $90,000.

REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS(1)

The following is the report of the Audit Committee with respect to our audited financial statements for the fiscal year ended March 31, 2006, which include our consolidated balance sheets as of March 31, 2006 and March 31, 2005, and the related consolidated statements of operations, shareholders equity and cash flows for each of the three years in the period ended March 31, 2006, and the notes thereto. During the fiscal year ended March 31, 2006, the Audit Committee was composed of three independent directors.

The Audit Committee is primarily responsible for reviewing the services performed by the Company’s independent registered public accounting firm and internal finance department, evaluating the Company’s accounting policies and its system of internal controls and reviewing significant financial transactions. The Audit Committee operates under a written charter adopted by the Board of Directors, a copy of which was attached as Appendix A to the proxy statement for our 2005 annual general meeting of shareholders.

The Audit Committee recommends to the Board of Directors, subject to shareholder approval, the selection of an accounting firm to be engaged as the Company’s independent registered public accounting firm. The independent registered public accounting firm is responsible for performing an independent audit of the Company’s financial statements in accordance with generally accepted auditing standards and to issue a report thereon. Management has primary responsibility for preparing financial statements and is responsible for our internal controls and the financial reporting process. The Audit Committee is responsible for monitoring and overseeing these processes.

The Audit Committee has reviewed and discussed the Company’s audited financial statements with management and with the Company’s independent registered public accounting firm. In addition, the Audit Committee discussed with the Company’s independent registered public accounting firm the matters to be discussed by Statement of Accounting Standards No. 61. The Audit Committee has also received the written disclosures and letter from the Company’s independent registered public accounting firm in accordance with the Independence Standards Board Standard No. 1, and has discussed with the Company’s independent registered public accounting firm its independence. Based on these reviews and discussions, the Audit Committee recommended to the Board of Directors that the audited financial statements be included in the Company’s Annual Report on Form 10-K for the fiscal year ended March 31, 2006, for filing with the Securities and Exchange Commission.

The Audit Committee considers at least annually whether the provision of non-audit services by BDO McCabe Lo Limited is compatible with maintaining auditor independence. The Audit Committee has concluded that the independence of BDO McCabe Lo Limited is not compromised by the services provided. The Audit Committee and the Board of Directors have also recommended, subject to shareholder approval, the selection of BDO McCabe Lo Limited as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007.

AUDIT COMMITTEE

Douglas Broyles

Christine Russell

Thomas Gimple

REPORT OF THE COMPENSATION AND STOCK OPTION

COMMITTEE OF THE BOARD OF DIRECTORS

During the fiscal year ended March 31, 2006, the Compensation and Stock Option Committee of the Board of Directors of the Company was comprised of three independent directors Douglas Broyles, Christine Russell and Thomas Gimple. The Compensation and Stock Option Committee reviews and sets the base salary and incentive compensation of the Company’s Chief Executive Officer and makes recommendations concerning base salaries and incentive compensation for all other officers of the Company and authorizes the grant of stock options.

Compensation Philosophy

The Company’s executive compensation program is generally designed to align the interests of executives with the interests of shareholders and to reward executives for achieving corporate objectives. The executive compensation program is also designed to attract and retain the services of qualified executives.

Key Elements of Executive Compensation

Executive compensation currently consists of a base salary, bonuses, stock options, and other compensation and benefit programs generally available to other employees.

Base Salary.    Base salary levels for the Chief Executive Officer (“CEO”) and other executive officers are intended to compensate executives competitively. Base salaries are determined on an individual basis by evaluating each executive’s scope of responsibility, past performance, prior experience and compensation levels in relevant markets for comparable talent. Base salaries for executives are reviewed from time to time by the Committee.

Bonuses.    The Company did not adopt an executive bonus plan for Fiscal 2006.

Stock Options.    The Company provides long-term equity incentives to its executive officers and to other employees through the grant of stock options under its stock option plans. The purpose of granting stock options is to create a direct link between compensation and the long-term performance of the Company. Stock options are generally granted at an exercise price equal to 100% of the fair market value on the date of grant, have a four-year term and generally vest in quarterly installments over thirty-six months. Because the receipt of value by an executive officer under a stock option is dependent upon an increase in the price of the Company’s common stock, this portion of the executives’ compensation is directly aligned with an increase in shareholder value. The primary stock options granted to executive officers are generally in conjunction with the executive officer’s acceptance of employment with the Company. When determining the number of stock options to be awarded to an executive officer, the Committee considers the executive’s current contribution to the Company’s performance, the executive officer’s anticipated contribution in meeting the Company’s long-term goals and by comparisons to formal and informal surveys of stock option grants made by other companies. The Committee also reviews stock option levels for executive officers each fiscal year in light of long-term objectives and each executive’s current and anticipated contributions to the Company’s future performance.

Chief Executive Compensation

The Committee determines the compensation of the CEO using the same criteria as for the other executive officers.

On June 7, 2000, Mr. Calvin Reed’s salary was set at $450,000 per year, including $50,000 to be paid upon completion of the fiscal year so long as Mr. Reed continues to be employed by the Company at such time. Effective September 1, 2001, Mr. Reed’s salary was reduced by 15% subject to payment in the form of bonuses if the Company met certain revenue and profitability goals in fiscal year 2002. On April 29, 2002, the salary reduction was eliminated. Mr. Reed’s salary had not changed since then until March 31, 2006, when the employment agreement between the Company and Mr. Reed was terminated. Pursuant to the terms of the employment agreement, in connection with the termination of his employment, Mr. Reed was entitled to receive a cash payment of $1,350,000.

Tax Deductibility of Executive Compensation

The Committee has considered the potential impact of Section 162(m) of the Internal Revenue Code on the compensation paid to the Company’s executive officers. Section 162(m) limits the tax deductibility by a corporation of compensation in excess of $1 million paid to its CEO and any other of its four most highly compensated executive officers. However, compensation which qualifies as “performance based” is excluded from the $1 million limit if, among other requirements, the compensation is payable only upon attainment of pre-established, objective performance goals under a plan approved by the corporation’s shareholders. In general, it is the Committee’s policy to qualify, to the maximum extent possible, its executives’ compensation for deductibility under applicable tax laws.

The Committee does not presently expect total cash compensation to exceed the $1 million limit for any individual executive officer of the Company. In addition, realized gains on the exercise of non-statutory stock options may also qualify for the exemption from the tax deduction limit under Section 162(m) as performance-based compensation if certain conditions under Section 162(m) are met. After consideration of the requirements of Section 162(m), the Compensation and Stock Option Committee believes that non-statutory stock option grants to date meet the requirement that such grants be “performance based.”

COMPENSATION AND STOCK OPTION COMMITTEE

Douglas Broyles

Thomas Gimple

Christine Russell

STOCK PRICE PERFORMANCE GRAPH

In accordance with the rules of the Securities and Exchange Commission, the following graph compares the cumulative total return of the Company, the Russell 2000 Index and the Dow Jones US Containers and Packaging Index. The total return assumes $100 invested in the Company’s shares, the Russell 2000 Index and the Dow Jones US Containers and Packaging Index on March 31, 2001 and includes reinvestment of dividends.

The comparative performance of the Company’s shares against the indexes as depicted in this graph is dependent on the price of stock at a particular measurement point in time. Since individual stocks are more volatile than broader stock indexes, the perceived comparative performance of the Company’s shares may vary based on the strength or weakness of the share price at the new measurement point used in each future proxy statement graph. For this reason, the Company does not believe that this graph should be considered as the sole indicator of the Company’s performance and is not necessarily indicative of future performance.

Base Period and Fiscal Year Ending	PEAK	Russell 2000 Index	DJ US Containers and Packaging Index
3/31/01	100.00	100.00	100.00
3/31/02	136.05	112.41	151.08
3/31/03	61.23	80.92	125.38
3/31/04	119.05	131.03	159.54
3/31/05	64.46	136.52	186.70
3/31/06	46.94	169.83	188.92

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND

MANAGEMENT AND RELATED STOCKHOLDER MATTERS

The following table sets forth certain information known to the Company with respect to the beneficial ownership of the Shares as of July 13, 2006, for:

(i) each person known by the Company to beneficially own more than 5% of the outstanding Shares;

(ii) each of the Company’s current directors and nominees;

(iii) each of the Company’s executive officers named under “Executive Compensation—Summary Compensation Table;” and

(iv) all current directors and executive officers as a group.

Ownership information is based solely on information furnished by the respective individuals or entities, as the case may be. Amounts appearing in the table below include all shares outstanding as of July 13, 2006 and all shares issuable upon the exercise of options or warrants within 60 days thereof. As of July 13, 2006, there were 12,420,389 shares of the Company’s common stock issued and outstanding. Unless otherwise noted, the address of each of the Shareholders named below is the Company’s California office.

Name and Address of Beneficial Owner(1)	Number of Shares(1)	Percentage of Class(1)
5% Shareholders
SKIRITAI Capital LLC.(2) 388 Market Street, Suite 700 San Francisco, California 94111	2,472,132	19.9%
FMR Corp.(3) 82 Devonshire Street Boston, Massachusetts 02109	1,575,700	12.7
Quaker Capital Management Corporation(4) 401 Wood Street, Suite 1300 Pittsburgh, Pennsylvania 15222	1,191,905	9.6
Luckygold 18A Limited(5) Units 4, 5 and 7, 37th Floor Cable TV Tower 9 Hoi Shing Road Tsuen Wan, New Territories, Hong Kong	1,106,852	8.9
Former Directors and Executive Officers
Mr. Calvin Reed(6)	570,500	4.6
Mr. Jack Menache(7)	253,000	2.0
Mr. Danny Tong(8)	93,110	*
Ms. Katie Fung(9)	56,251	*
Current Directors and Executive Officers
Mr. Douglas Broyles(10)	117,000	*
Ms. Christine Russell(11)	88,000	*
Mr. Thomas Gimple(12)	60,000	*
Mr. Dean Personne(13)	75,000	*
Mr. Russell Silvestri(2)	2,472,132	19.9
Mr. John Supan	Nil	Nil
Mr. Splendid Zuo(14)	18,750	*
Mr. Michael Bingham(15)	8,333	*
Mr. Mary Chow(16)	7,500	*
All current directors and executive officers as a group (9 persons)(17)	2,846,715	22.9%

*	Represents less than one percent of our outstanding stock
(1)	To the Company’s knowledge, the persons named in the table have sole voting and investment power with respect to all Shares shown as beneficially owned by them, subject to community property laws where applicable and the information contained in the notes to this table. Beneficial ownership is determined in accordance with the rules and regulations of the Securities and Exchange Commission. In computing the number of Shares beneficially owned by a person and the percentage ownership of that person, Shares subject to options held by that person that are currently exercisable or exercisable within 60 days of July 13, 2006 are deemed outstanding. These shares, however, are not deemed outstanding for the purposes of computing percent ownership of any other person.
(2)	Based solely on information provided on Amendment No. 3 to Schedule 13G filed by SKIRITAI Capital LLC, Leonidas Opportunity Fund L.P., Leonidas Opportunity Offshore Fund Ltd., Russell Silvestri and Lyron Bentovim on February 13, 2006. Leonidas Opportunity Fund L.P. beneficially owns 2,402,912 shares and Leonidas Opportunity Offshore Fund Ltd. owns 69,220 shares. SKIRITAI Capital LLC is serving as the General Partner of the Leonidas Opportunity Fund L.P. and the Investment Manager of the Leonidas Opportunity Offshore Fund Ltd. Russell R. Silvestri and Lyron L. Bentovim are managing directors of SKIRITAI Capital LLC.
(3)	Based solely on information provided on Amendment No. 4 to Schedule 13G filed by FMR Corp. on February 14, 2006. Includes 1,575,700 shares beneficially owned by Fidelity Management & Research Company (“Fidelity”), a wholly-owned subsidiary of FMR Corp., as a result of Fidelity acting as an investment adviser to various investment companies, including Fidelity Low Priced Stock Fund, which beneficially owns 1,375,700 shares. Edward C. Johnson III, chairman of FMR Corp. and members of his family which hold a controlling interest in FMR Corp., and FMR Corp. each have sole power to dispose of 1,575,700 shares. Voting power of the shares held by the Fidelity funds is held by the Board of Trustees of each of the various funds.
(4)	Based solely on information provided on Schedule 13G filed by Quaker Capital Management (“Quaker”) on February 14, 2006. Quaker is an investment adviser and has shared voting and shared dispositive power over 1,191,905 shares owned by its clients and held in accounts over which Quaker has discretionary authority.
(5)	Based solely on information provided on Amendment No. 4 to Schedule 13G filed by Luckygold 18A Limited on March 08, 2006. Mr. T. L. Li is the sole stockholder of Luckygold 18A Ltd. and has sole voting and investment power with respect to these shares.
(6)	Includes 570,500 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 13, 2006.
(7)	Includes 253,000 shares subject to options which are currently exercisable or will be exercisable within 60 days of July 13, 2006.
(8)	Includes 93,110 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 13, 2006.
(9)	Includes 56,251 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 13, 2006.
(10)	Includes 117,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 13, 2006.
(11)	Includes 88,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 13, 2006.
(12)	Includes 60,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 13, 2006.
(13)	Includes 75,000 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 13, 2006.
(14)	Includes 18,750 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 13, 2006.
(15)	Includes 8,333 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 13, 2006.

(16)	Includes 7,500 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 13, 2006.
(17)	Includes 374,583 shares subject to options which are currently exercisable or will become exercisable within 60 days of July 13, 2006.

The following chart gives aggregate information regarding grants under all equity compensation plans of Peak as of March 31, 2006:

	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)	Weighted-average exercise price of outstanding options, warrants and rights (b)	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)
Equity compensation plans approved by security holders:
1997 Share Option Plan	353,021	$6.02453	290,383
1998 Share Option Plan	1,547,036	$4.46847	1,288,662
2000 Employee Stock Purchase Plan(1)	—	—	414,941

Subtotal	1,900,057	$4.75758	1,993,986
Equity compensation plans not approved by security holders(2):	300,000	$7.44271	—

Total	2,200,057	$5.12372	1,993,986

(1)	Shares available for sale pursuant to the Company’s 2000 Employee Stock Purchase Plan. Shares of common stock will be purchased at a price equal to 85% of the fair market value per share of common stock on either the first day preceding the offering period or the last date of the accumulation period, whichever is less. On January 1, 2005, the Company suspended the offering periods under the Plan.
(2)	In April 1999, the Company granted stock options outside of our approved stock option plans to Mr. Calvin Reed in connection with his employment as the Company’s Chief Executive Officer. These stock options vest over a period of three years from the date of grant in twelve equal, quarterly installments, provided that no options will vest during the first two years of the date of grant. These options have a term of ten years and are exercisable at prices ranging from $3.65625 to $10.00 per share.

PROPOSAL NO. 3

RATIFICATION OF APPOINTMENT OF INDEPENDENT

REGISTERED PUBLIC ACCOUNTING FIRM

Upon the recommendation of the Audit Committee, the Board of Directors has recommended ratification of the appointment of the firm of BDO McCabe Lo Limited as independent registered public accounting firm for the Company for the fiscal year ending March 31, 2007. The Company has been advised by such firm that they will be an independent registered public accounting firm with respect to the Company within the meaning of the Securities Act administered by the Securities and Exchange Commission and the requirements of the Independence Standards Board.

BDO McCabe Lo Limited commenced performing services as the Company’s independent public accounting firm on September 7, 2004. Effective September 7, 2004, PricewaterhouseCoopers was dismissed as the Company’s independent auditors. PricewaterhouseCoopers was the independent auditors for the Company for the fiscal years ended March 31, 2004 and March 31, 2003. Subject to ratification by the Shareholders, the Board of Directors has selected the firm of BDO McCabe Lo Limited as independent auditors for the Company for the fiscal year ending March 31, 2007. Representatives of BDO McCabe Lo Limited are not expected to be present at the Annual General Meeting.

The reports of PricewaterhouseCoopers on the Company’s consolidated financial statements for the fiscal years ended March 31, 2004 and March 31, 2003, did not contain an adverse opinion or disclaimer of opinion, nor were they qualified or modified as to uncertainty, audit scope or accounting principle.

During the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, there were no disagreements between the Company and PricewaterhouseCoopers on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure which disagreements, if not resolved to PricewaterhouseCoopers’ satisfaction, would have caused it to make reference thereto in their reports on the financial statements for such years. In addition, during the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, there were no reportable events, as defined in Item 304(a)(1)(v) of Regulation S-K.

During the fiscal years ended March 31, 2004 and March 31, 2003 and through September 7, 2004, the Company did not consult BDO McCabe Lo Limited with respect to the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, or any other matters or reportable events as set forth in Items 304(a)(2)(i) and (ii) of Regulation S-K.

Audit Firm Fee Summary

Audit Fees.    The aggregate audit fees billed by BDO McCabe Lo Limited for the fiscal year ended March 31, 2006 for professional services rendered for the audit of the Company’s annual financial statements, the reviews of the financial statements included in the Company’s quarterly reports on Form 10-Q and services that were provided in connection with statutory and regulatory filings or engagements was $228,000. BDO McCabe Lo Limited received $193,900 for such services from the Company for the fiscal year ended March 31, 2005. The aggregate audit fees billed by PricewaterhouseCoopers for the fiscal year ended March 31, 2006 for professional services that were provided in connection with statutory and regulatory filings or engagements was $30,000. PricewaterhouseCoopers received $60,000 for such services from the Company for the fiscal year ended March 31, 2005.

Audit-Related Fees.    No audit-related fees were billed by BDO McCabe Lo Limited for the fiscal year ended March 31, 2006. BDO McCabe Lo Limited received $4,500 for performing audit-related services for the

Company for the fiscal year ended March 31, 2005. The nature of the services comprising these fees included, among other things a special audit related to the disposal of a subsidiary of the Company. No audit-related fees were billed by PricewaterhouseCoopers for the fiscal years ended March 31, 2006 and March 31, 2005.

Tax Fees.    The aggregate fees billed by BDO McCabe Lo Limited for the fiscal year ended March 31, 2006 for professional services related to tax compliance was $11,646. The nature of the services comprising these fees included, among other things, tax compliance services for foreign tax returns. BDO McCabe Lo Limited received $8,462 for such services from the Company for the fiscal year ended March 31, 2005. No tax fees were billed by PricewaterhouseCoopers for the fiscal years ended March 31, 2006 and March 31, 2005.

All Other Fees.    The aggregate fees billed for all other services rendered by BDO McCabe Lo Limited for the fiscal years ended March 31, 2006 and March 31, 2005 were $21,236 and $7,013, respectively. The nature of the services comprising these fees included, among other things, reviews of the Company’s correspondences with the SEC and the reimbursement for out-of-pocket expenses. PricewaterhouseCoopers did not perform other services for the Company during the fiscal year ended March 31, 2006. The aggregate fees billed for all other services rendered by PricewaterhouseCoopers for the fiscal year ended March 31, 2005 was $4,200. The nature of the services comprising these fees included, among other things, the reimbursement of out-of-pocket expenses.

Upon consideration, the Audit Committee determined that the provision of services other than the audit services is compatible with maintaining the independence of Company’s independent registered public accounting firm.

Pre-Approval Policies

The engagement of BDO McCabe Lo Limited for non-audit accounting and tax services performed for the Company is limited to those instances in which such services are considered integral to the audit services that it provides or in which there is another compelling rationale for using its services. Pursuant to the Sarbanes-Oxley Act of 2002, all audit and permitted non-audit services to be performed by BDO McCabe Lo Limited require pre-approval by the Audit Committee.

Required Vote

Appointment of BDO McCabe Lo Limited as the Company’s independent registered public accounting firm for the fiscal year ending March 31, 2007 will require the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon. If the Shareholders reject the nomination, the Board of Directors will reconsider its selection.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE RATIFICATION OF APPOINTMENT OF THE FIRM OF BDO MCCABE LO LIMITED AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM.

PROPOSAL NO. 4

REMUNERATION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors also seeks Shareholder approval to authorize the Board of Directors to fix the remuneration for the Company’s independent registered public accounting firm with respect to their service to the Company for fiscal year ending March 31, 2007. Information regarding the remuneration paid to the Company’s independent registered public accounting firm last year is set forth under “Proposal No. 3—Appointment of Independent Registered Public Accounting Firm” above.

Required Vote

Adoption of this proposal requires the affirmative vote of a majority of the votes cast at the meeting by the Shareholders entitled to vote thereon.

THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT YOU VOTE FOR THE PROPOSAL TO AUTHORIZE THE BOARD OF DIRECTORS TO FIX THE REMUNERATION FOR THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR FISCAL YEAR 2007.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires directors, officers and persons who own more than 10 percent of a registered class of a U.S. issuer’s equity securities to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of such securities, and to furnish the Company with copies of all such reports they file. To the Company’s knowledge, based solely on a review of Forms 3, 4 and 5 under the Securities Exchange Act furnished to us, or written representations from certain reporting persons, we believe that during fiscal year 2006, our officers, directors and holders of more than 10 percent of our common stock filed all Section 16(a) reports on a timely basis, except that one Form 4 for each of Mr. Gimple and Mr. Broyles was inadvertently filed late on November 22, 2005 to report stock options granted on October 11, 2005, and two Form 4’s for Ms. Russell were inadvertently filed late on November 22, 2005 and November 23, 2005 to report stock options granted on October 11, 2005.

OTHER MATTERS

The Board of Directors knows of no other matters to be presented for consideration at the meeting by the Board of Directors or by Shareholders who have requested inclusion of proposals in the Proxy Statement. If any other matter shall properly come before the meeting, the persons named in the accompanying form of proxy intend to vote on such matters in accordance with their judgment.

SHAREHOLDER PROPOSALS

Under United States federal securities laws, any Shareholder proposals intended to be presented at the 2007 Annual General Meeting must be received by the Company at its principal offices no later than March 30, 2007 in order to be considered for inclusion in the proxy materials, and must otherwise comply with the requirements of Rule 14a-8 of the Securities Exchange Act of 1934, as amended.

Although information received after such date will not be included in proxy materials sent to shareholders, a shareholder proposal may still be presented at the annual general meeting if such proposal complies with the Company’s Bye-laws then in effect. In accordance with Bye-law 59 of the Company’s Bye-laws, shareholder proposals may be brought before an annual general meeting only if such proposal is made pursuant to written notice timely given to the Company’s Secretary accompanied by certain information. To be timely, a shareholder’s written notice must be received at the principal offices of the Company not less than ninety (90) days prior to anniversary date of the prior year’s annual general meeting. The chairman of the annual general meeting may review proposals from eligible shareholders which it receives by that date and will determine whether any such proposal has been received in accordance with the Company’s Bye-Laws and whether any such proposal will be acted upon at the annual general meeting.

In addition, Section 79 of the Companies Act 1981 of Bermuda, provides that shareholders representing either: (1) not less than 5% of the total voting rights of all the shareholders having a right to vote at an annual general meeting of the Company; or (2) not less than one hundred shareholders; may require a proposal to be submitted to an annual general meeting. Generally, notice of such a proposal must be received by the Company at its principal offices not less than six weeks before the date of the meeting, unless the meeting is subsequently called for a date six weeks or less after the notice has been deposited.

By order of the Board of Directors

/s/ Dean Personne

Dean Personne

President and Chief Executive Officer

July 28, 2006

Hong Kong

PROXY

PEAK INTERNATIONAL LIMITED

(Incorporated in Bermuda with limited liability)

FORM OF PROXY FOR USE AT THE ANNUAL GENERAL MEETING

(or at any postponement or adjournment thereof)

I/We (Note 1)                                      of                                     , the registered holder(s) of (Note 2)                          shares par value US $0.01 per share each in the capital of Peak International Limited (the “Company”), HEREBY APPOINT                                      (Note 3) of                          or failing him, the Chairman of the meeting, as my/our proxy (the “Proxy”) to act for me/us at the Annual General Meeting (or at any postponement or adjournment thereof) of the Company to be held at the Company’s California offices located at 38507 Cherry Street, Unit G, Newark, California 94560 on September 7, 2006 at 11:00 a.m. (local time) and in particular (but without limitation) at such meeting (or at any adjournment or postponement thereof) to vote for me/us and in my/our name(s) as indicated below or, if no such indication is given as my/our proxy thinks fit, or, if the Chairman of the meeting is appointed as my/our proxy, the Chairman will have the authority to vote “FOR” Items 1, 2, 3 and 4 and in accordance with the discretion of the Chairman on any other matters as may properly come before the Annual General Meeting.

This proxy is solicited by and on behalf of the Board of Directors of Peak International Limited.

The Board of Directors recommends a vote “FOR” Items 1, 2, 3 and 4.

(Continued and to be marked, dated and signed, on the other side)

Address Change/Comments (mark the corresponding box on the reverse side)

FOLD AND DETACH HERE

Notes:

1.	Full name(s) and address(es) should be inserted in BLOCK CAPITALS.

2.	Please insert the number of Shares of common stock par value US $0.01 per Share registered in your name(s). If no number is inserted, this form of proxy will be deemed to relate to all the Shares of the Company registered in your name(s).

3.	Please insert the name and address of the proxy. IF NO NAME IS INSERTED, THE CHAIRMAN OF THE MEETING WILL, SUBJECT TO THE LIMITATION SET OUT BELOW, ACT AS YOUR PROXY. Under the Company’s Bye-laws, a proposal put to the meeting will be decided on a show of hands unless a poll is properly demanded. On a show of hands, every member present in person or (being a corporation) by a duly authorized representative or by proxy will have one vote. AS THE CHAIRMAN OF THE MEETING IS ONLY ABLE TO EXERCISE ONE VOTE ON A SHOW OF HANDS, HE WILL USE THE VOTE FOR THOSE MEMBERS WHO WISH TO VOTE FOR ANY OR ALL OF THE PROPOSALS PUT TO THE MEETING. IF YOU WISH TO VOTE AGAINST ANY OR ALL OF THE PROPOSALS PUT TO THE MEETING, YOU MUST APPOINT A PERSON OTHER THAN THE CHAIRMAN OF THE MEETING TO ACT AS YOUR PROXY.

4.	IF YOU WISH TO VOTE FOR A PROPOSAL, PLEASE CHECK IN THE RELEVANT BOX MARKED “FOR”. IF YOU WISH TO VOTE AGAINST A PROPOSAL, PLEASE CHECK IN THE RELEVANT BOX MARKED “AGAINST”. IF YOU WISH TO ABSTAIN FROM VOTING ON ANY PROPOSAL PLEASE CHECK IN THE RELEVANT BOX MARKED “ABSTAIN”. Failure to check any box will entitle your proxy to cast your vote at his discretion. If the Chairman of the meeting is appointed as your proxy and no direction is given with respect to a proposal, “FOR” the proposals stated above. Your proxy will also be entitled to vote at his discretion on any proposal properly put out to the meeting other than those referred to in the notice convening the meeting.

5.	This form of proxy must be signed by you or your attorney duly authorized in writing, in the case of a corporation, must be either under its seal or under the hand of an officer, attorney or other person duly authorized.

6.	In the case of joint holders, any one of such joint holders may vote, either in person or by proxy, at the meeting, but if more than one of the joint holders are present at the meeting, the vote of a senior who tenders a vote, whether in person or by proxy, will be accepted to the exclusion of the votes of the other joint holders, and for this purpose, seniority shall be determined by the order in which the names stand in the Register of Members of the Company.

7.	In order to be valid, this form of proxy and the power of attorney or other authority (if any) under which it is signed or a notarized, certified copy of that power of authority, must be deposited at Mellon Investor Services, Proxy Processing, P.O. Box 1680, Manchester, CT 06045-9986 not less than 24 hours before the time appointed for holding the meeting or the adjourned or postponed meeting (as the case may be).

8.	The proxy need not be a member of the Company but must attend the meeting in person to represent you.

9.	Completion and deposit of the form of proxy will not preclude you from attending and voting at the meeting if you so wish.

THIS PROXY WILL BE VOTED AS DIRECTED OR IF NO DIRECTION IS INDICATED WILL BE VOTED “FOR” THE PROPOSALS	Please mark here for address change or comments See reverse side	☐

1.	To elect three directors to the Company’s Board of Directors.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

2.	To authorize the Board of Directors to fix the remuneration of the directors of the Company.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

3.	To ratify the appointment of BDO McCabe Lo Limited as the independent registered public accounting firm for the Company for the fiscal year ending March 31, 2007.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

4.	To authorize the Board of Directors to fix the remuneration of the independent registered public accounting firm for fiscal 2007.

FOR  ☐    AGAINST  ☐    ABSTAIN  ☐

5.	In their/his/her discretion, the Proxy is authorized to vote upon such other business as may properly come before the meeting or any postponement or adjournment thereof.

Dated: , 2006

Signature (and title, if applicable)

Signature (and title, if applicable) if held jointly

Please date and sign exactly as name appears above. If acting as attorney, executor, trustee or in other representative capacity, sign name and give title as such. If shares are held jointly, each holder should sign.

Please mark, sign, date and mail this proxy card promptly, using the enclosed envelope.

FOLD AND DETACH HERE